UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 16, 2013

AVIV REIT, INC.

AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Maryland (Aviv REIT, Inc.) Delaware (Aviv Healthcare Properties Limited Partnership)	001-35841 (Aviv REIT, Inc.) 333-173824 (Aviv Healthcare Properties Limited Partnership)	27-3200673 (Aviv REIT, Inc.) 35-2249166 (Aviv Healthcare Properties Limited Partnership)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 W. Madison Street, Suite 2400 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 855-0930

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Overview

On October 16, 2013, Aviv Healthcare Properties Limited Partnership and Aviv Healthcare Capital Corporation (the “Issuers”), which are majority-owned subsidiaries of Aviv REIT, Inc. (the “Company”), closed the offering of $250 million aggregate principal amount of the Issuers’ 6% Senior Notes due 2021 (the “Notes”). The Notes were issued in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) to qualified institutional buyers pursuant to Rule 144A and to certain persons outside of the United States pursuant to Regulation S, each under the Securities Act. The Notes may not be offered or sold within the U.S. or to U.S. persons without registration or an applicable exemption under the Securities Act and applicable state securities laws.

The Issuers received net proceeds from the offering of approximately $244.4 million, after deducting discounts, commissions and estimated expenses. The Company intends to use approximately $135.0 million of the net proceeds from the offering to repay all outstanding indebtedness under its $400 million secured revolving credit facility with Bank of America, N.A. (the “Revolving Credit Facility”). The remaining proceeds of approximately $109.4 million will be used for general corporate purposes, including the potential acquisition of additional properties.

Indenture and Notes

The Notes were issued under an indenture, dated October 16, 2013 (the “Indenture”), among the Issuers, the Company (as a guarantor), each of the other guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee.

Maturity. The Notes will mature on October 15, 2021.

Interest. The Notes accrue interest at a rate of 6% per annum payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2014.

Guarantees. The Notes will be fully and unconditionally guaranteed, jointly and severally, on an unsecured basis, by the Company and (subject to certain exceptions) the existing and future subsidiaries of the Issuers that guarantee the Issuers’ 7 3⁄4% Senior Notes due 2019, the Revolving Credit Facility or any permitted refinancing thereof.

Ranking. The Notes and the guarantees will be the Issuers’ general unsecured senior obligations and will be effectively subordinated to all of the Issuers’ and the guarantors’ existing and future secured indebtedness to the extent of the assets securing such secured indebtedness, pari passu with all existing and future senior unsecured indebtedness and senior to all existing and future senior subordinated indebtedness.

Optional Redemption. The Issuers may redeem some or all of the Notes on or after October 15, 2017 at the redemption prices specified in the Indenture, plus accrued and unpaid interest, if any, to the redemption date. The Issuers may also redeem some or all of the Notes before October 15,

2017 at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the redemption date, plus a “make-whole” premium. In addition, the Issuers may redeem up to 35% of the Notes before October 15, 2016 with the net cash proceeds from certain equity offerings at a redemption price equal to 106% of the Notes to be redeemed, plus accrued and unpaid interest, if any, to the redemption date.

Change of Control. If certain change of control events occur, the Issuers must give holders the opportunity to sell their Notes to the Issuers at 101% of their principal amount plus accrued and unpaid interest, if any.

Restrictive Covenants. The Indenture contains covenants that, among other things, limit the ability of the Company, the Issuers and their restricted subsidiaries to: (i) incur or guarantee additional indebtedness; (ii) incur or guarantee secured indebtedness; (iii) pay dividends or other distributions on, or redeem or repurchase, their capital stock; (iv) make certain investments or other restricted payments; (v) sell assets; (vi) enter into transactions with affiliates; (vii) merge or consolidate or sell all or substantially all of their assets; and (viii) create restrictions on the ability of their restricted subsidiaries to pay dividends or other amounts to us. In addition, they will be required to maintain Total Unencumbered Assets (as defined in the Indenture) of at least 150% of their unsecured indebtedness. These covenants are subject to a number of important limitations and exceptions described in the Indenture.

Events of Default. The Indenture also provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the Notes, the failure to comply with certain covenants and agreements specified in the Indenture for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If any event of default occurs, the principal of, premium, if any, and accrued interest on all the then outstanding Notes may become due and payable immediately.

Registration Rights Agreement

The Issuers, the Company and the other guarantors have entered into a Registration Rights Agreement, dated October 16, 2013 (the “Registration Rights Agreement”), with the initial purchasers of the Notes. Under the Registration Rights Agreement, the Issuers, the Company and the other guarantors have agreed to file a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the Notes for a new issue of substantially identical registered notes or, in certain circumstances, to file a shelf registration statement with respect to the Notes. In the event that the Issuers, the Company and the other guarantors fail to satisfy this obligation, the Issuers will be required to pay additional interest to the holders of the Notes.

The foregoing descriptions of the Indenture and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture and the Registration Rights Agreement, which are filed as Exhibits 4.1 and 4.2, respectively, to this report and are incorporated herein by reference thereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this report and is incorporated herein by reference thereto.

Item 9.01. Financial Statements and Exhibits.

(d) The following is a list of the exhibits filed or furnished herewith.

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of October 16, 2013, among Aviv Healthcare Properties Limited Partnership, Aviv Healthcare Capital Corporation, as Issuers, Aviv REIT, Inc. and the other Guarantors named therein, as Guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	Registration Rights Agreement, dated as of October 16, 2013, among Aviv Healthcare Properties Limited Partnership, Aviv Healthcare Capital Corporation, Aviv REIT, Inc. and the other Guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the Representative of the several Initial Purchasers.

4.3	Form of 6% Senior Notes due 2021 (included in Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2013	AVIV REIT, INC.

	By:	/s/ Craig M. Bernfield
	Name:	Craig M. Bernfield
	Title:	Chairman and Chief Executive Officer

Date: October 16, 2013	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP

By: Aviv REIT, Inc., its general partner

	By:	/s/ Craig M. Bernfield
	Name:	Craig M. Bernfield
	Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of October 16, 2013, among Aviv Healthcare Properties Limited Partnership, Aviv Healthcare Capital Corporation, as Issuers, Aviv REIT, Inc. and the other Guarantors named therein, as Guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	Registration Rights Agreement, dated as of October 16, 2013, among Aviv Healthcare Properties Limited Partnership, Aviv Healthcare Capital Corporation, Aviv REIT, Inc. and the other Guarantors party thereto and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the Representative of the several Initial Purchasers.

4.3	Form of 6% Senior Notes due 2021 (included in Exhibit 4.1).